Exhibit 99.1

Infinera Corporation Reports Fourth Quarter and Fiscal Year 2018 Financial Results

Sunnyvale, Calif., February 21, 2019 - Infinera Corporation, provider of Intelligent Transport Networks, today released financial results for its fourth quarter and fiscal year ended December 29, 2018.

GAAP revenue for the quarter was $332.1 million compared to $200.4 million in the third quarter of 2018 and $195.8 million in the fourth quarter of 2017.

GAAP gross margin for the quarter was 25.5% compared to 35.0% in the third quarter of 2018 and 24.1% in the fourth quarter of 2017. GAAP operating margin for the quarter was (33.3)% compared to (12.6)% in the third quarter of 2018 and (36.0)% in the fourth quarter of 2017.

GAAP net loss for the quarter was $(130.5) million, or $(0.75) per share, compared to $(32.6) million, or $(0.21) per share, in the third quarter of 2018 and $(74.0) million, or $(0.50) per share, in the fourth quarter of 2017.

Non-GAAP revenue for the quarter was $336.6 million compared to $200.4 million in the third quarter of 2018 and $195.8 million in the fourth quarter of 2017.

Non-GAAP gross margin for the quarter was 31.9% compared to 38.4% in the third quarter of 2018 and 37.5% in the fourth quarter of 2017. Non-GAAP operating margin for the quarter was (10.2)% compared to (2.6)% in the third quarter of 2018 and (9.3)% in the fourth quarter of 2017.

Non-GAAP net loss for the quarter was $(43.8) million, or $(0.25) per share, compared to $(6.7) million, or $(0.04) per share, in the third quarter of 2018, and $(18.6) million, or $(0.12) per share, in the fourth quarter of 2017.

GAAP revenue for the year was $943.4 million compared to $740.7 million in 2017. GAAP gross margin for the year was 34.1% compared to 32.9% in 2017. GAAP operating margin for the year was (19.3)% compared to (24.7)% in 2017. GAAP net loss for the year was $(211.4) million, or $(1.34) per share, compared to $(194.5) million, or $(1.32) per share, in 2017.

Non-GAAP revenue for the year was $948.0 million compared to $740.7 million in 2017. Non-GAAP gross margin for the year was 38.4% compared to 39.3% in 2017. Non-GAAP operating margin for the year was (5.0)% compared to (10.1)% in 2017. Non-GAAP net loss for the year was $(59.1) million, or $(0.37) per share, compared to net loss of $(80.0) million, or $(0.54) per share, in 2017.

A further explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the GAAP equivalents can be found at the end of this release.

“In the fourth quarter we got off to a fast start on the integration of the combined company and delivered financial results that exceeded our guidance,” said Tom Fallon, Infinera CEO. “We have already taken substantial costs out of the business, are seeing a significant uptick in opportunities from Tier-1 and ICP customers, have announced our Infinite Network Architecture, and are on track to begin driving vertical integration across the combined company portfolio in 2020. As we progress on our acquisition integration plan, we remain committed to returning to non-GAAP profitability in Q4 of this year.”

Financial Outlook
Infinera's outlook for the quarter ending March 30, 2019 is as follows:

•	GAAP revenue is expected to be $308 million +/- $10 million. Non-GAAP revenue is expected to be $310 million +/- $10 million.

•	GAAP gross margin is expected to be 27% +/- 200 bps. Non-GAAP gross margin is expected to be 31% +/- 200 bps.

•	GAAP operating expenses are expected to be $163 million +/- $3 million. Non-GAAP operating expenses are expected to be $138 million +/- $3 million.

•	GAAP operating margin is expected to be approximately (26)%. Non-GAAP operating margin is expected to be approximately (14)%.

•	GAAP EPS is expected to be $(0.51) +/- $0.02. Non-GAAP EPS is expected to be $(0.27) +/- $0.02.

Fourth Quarter 2018 Financial Commentary Available Online
A CFO Commentary reviewing Infinera's fourth quarter of 2018 financial results will be furnished to the SEC on Form 8-K and published on Infinera's Investor Relations website at investors.infinera.com. Analysts and investors are encouraged to review this commentary prior to participating in the conference call webcast.

Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its fourth quarter and fiscal year 2018 results and its outlook for the first quarter of 2019 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties may join the conference call by dialing 1-866-373-6878 (toll free) or 1-412-317-5101 (international). A live webcast of the conference call will also be accessible from the Events section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue	Investors: Jeff Hustis
Tel. +1 (916) 595-8157	Tel. +1 (408) 213-7150
avue@infinera.com	jhustis@infinera.com

About Infinera
Infinera is a global supplier of innovative networking solutions that enable carriers, cloud operators, governments and enterprises to scale network bandwidth, accelerate service innovation and automate optical network operations. The Infinera end-to-end packet-optical portfolio delivers industry-leading economics and performance for long-haul, subsea, data center interconnect and metro transport applications. To learn more about Infinera visit www.infinera.com, follow us on Twitter @Infinera and read our latest blog posts at www.infinera.com/blog.
Forward-Looking Statements
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. Such forward-looking statements include, without limitation, Infinera’s expectations regarding Infinera’s ability to execute on its integration plan; Infinera's ability to achieve substantial cost synergies, Infinera's ability to scale its business and drive vertical integration of its optical engine across the combined company portfolio; Infinera's ability to grow over the course of 2019 and to drive profitability by the end of the year; Infinera’s expectations regarding the potential impact of restructuring-related activities and purchase price allocation adjustments related to the Coriant acquisition; and Infinera's expectations regarding its financial outlook for the first quarter of 2019.
Forward-looking statements can also be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and "would” or similar words. These statements are based on information available to Infinera as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include, the combined company's ability to promptly and effectively integrate the businesses; Infinera's ability to realize synergies in a timely manner; market acceptance of the combined company's end-to-end portfolio; the diversion of management time on issues related to the acquisition and integration; delays in the development and introduction of new products or updates to existing products and market acceptance of these products; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by Infinera's key customers; the effect that changes in product pricing or mix, and/or increases in component costs could have on Infinera’s gross margin; the effects of customer consolidation; Infinera’s ability to respond to rapid technological changes; aggressive business tactics by Infinera’s competitors; Infinera's reliance on single and limited source suppliers; Infinera’s ability to protect Infinera’s intellectual property; claims by others that Infinera infringes their intellectual property; the effect of global macroeconomic conditions on Infinera's business; war, terrorism, public health issues, natural disasters and other circumstances that could disrupt the supply, delivery or demand of Infinera's products; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in its Quarterly Report on Form 10-Q for the quarter ended on September 29, 2018 as filed with the SEC on November 8, 2018, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. When Infinera files its Form 10-K for the year ended December 29, 2018, the financial statements may differ from the results disclosed in this press release because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP measures that exclude restructuring and related costs (credits), non-cash stock-based compensation expenses, amortization of debt discount on Infinera’s convertible senior notes, impairment charge and gain on the sale related to non-marketable equity investments, accretion of financing lease obligation, amortization and impairment of acquired intangible assets, acquisition and integration costs, and certain purchase accounting adjustments related to Infinera's acquisitions of Coriant and Transmode AB, along with related tax effects. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the section titled, “GAAP to Non-GAAP Reconciliations.”
Infinera has included forward-looking non-GAAP information in this press release, including an estimate of certain non-GAAP financial measures for the first quarter of 2019 that exclude non-cash stock-based compensation expenses, acquisition and integration costs related to Infinera's acquisition of Coriant, and amortization of acquired intangible assets and related tax effects. Please see the section titled, “GAAP to Non-GAAP Reconciliations of Financial Outlook” below on specific adjustments.
Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for gross margin, operating margin, net loss, or basic and diluted net loss per share prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.
A copy of this press release can be found on the Investor Relations page of Infinera’s website at www.infinera.com.
Infinera and the Infinera logo are trademarks or registered trademarks of Infinera Corporation. All other trademarks used or mentioned herein belong to their respective owners.

Infinera Corporation
GAAP Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Revenue:
Product	$249,608	$160,543	$763,555	$610,535
Services	82,450	35,273	179,824	130,204
Total revenue	332,058	195,816	943,379	740,739
Cost of revenue:
Cost of product	197,189	110,512	517,703	406,644
Cost of services	39,162	13,708	78,107	50,480
Amortization of intangible assets	8,315	5,169	23,475	20,474
Restructuring and related	2,580	19,141	2,630	19,141
Total cost of revenue	247,246	148,530	621,915	496,739
Gross profit	84,812	47,286	321,464	244,000
Operating expenses:
Research and development	78,805	55,223	244,302	224,368
Sales and marketing	42,681	27,840	124,238	109,511
General and administrative	27,591	17,069	80,308	70,620
Amortization of intangible assets	22,207	1,555	26,767	6,160
Acquisition and integration costs	13,462	—	15,530	322
Restructuring and related	10,804	16,106	12,512	16,106
Total operating expenses	195,550	117,793	503,657	427,087
Loss from operations	(110,738)	(70,507)	(182,193)	(183,087)
Other income (expense), net:
Interest income	610	858	2,428	3,328
Interest expense	(13,705)	(3,609)	(22,049)	(14,017)
Other gain (loss), net:	(6,136)	(1,698)	(9,650)	(2,160)
Total other income (expense), net	(19,231)	(4,449)	(29,271)	(12,849)
Loss before income taxes	(129,969)	(74,956)	(211,464)	(195,936)
Provision for (benefit from) income taxes	558	(971)	(109)	(1,430)
Net loss	(130,527)	(73,985)	(211,355)	(194,506)
Net loss per common share:
Basic	$(0.75)	$(0.50)	$(1.34)	$(1.32)
Diluted	$(0.75)	$(0.50)	$(1.34)	$(1.32)
Weighted average shares used in computing net loss per common share:
Basic	174,908	149,412	157,748	147,878
Diluted	174,908	149,412	157,748	147,878

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 29, 2018		September 29, 2018		December 30, 2017		December 29, 2018		December 30, 2017
Reconciliation of Revenue:
U.S. GAAP as reported	$332,058		$200,413		$195,816		$943,379		$740,739
Acquisition-related deferred revenue adjustment(1)	4,582		—		—		4,582		—
Non-GAAP as adjusted	$336,640		$200,413		$195,816		$947,961		$740,739

Reconciliation of Gross Profit:
U.S. GAAP as reported	$84,812	25.5%	$70,179	35.0%	$47,286	24.1%	$321,464	34.1%	$244,000	32.9%
Acquisition-related deferred revenue adjustment(1)	4,582		—		—		4,582		—
Stock-based compensation(2)	1,620		1,968		1,846		6,621		7,811
Amortization of acquired intangible assets(3)	8,315		4,876		5,169		23,475		20,474
Acquisition and integration costs(4)	132		—		—		132		46
Acquisition-related inventory adjustments(5)	5,337		—		—		5,337		—
Restructuring and related(6)	2,580		7		19,141		2,630		19,141
Non-GAAP as adjusted	$107,378	31.9%	$77,030	38.4%	$73,442	37.5%	$364,241	38.4%	$291,472	39.3%

Reconciliation of Operating Expenses:
U.S. GAAP as reported	$195,550		$95,337		$117,793		$503,657		$427,087
Stock-based compensation(2)	7,395		9,399		8,450		36,788		37,909
Amortization of acquired intangible assets(3)	22,207		1,467		1,555		26,767		6,160
Acquisition and integration costs(4)	13,462		2,067		—		15,530		322
Restructuring and related(6)	10,804		191		16,106		12,512		16,106
Intangible asset impairment(7)	—		—		—		—		252
Non-GAAP as adjusted	$141,682		$82,213		$91,682		$412,060		$366,338

Reconciliation of Loss from Operations:
U.S. GAAP as reported	$(110,738)	(33.3)%	$(25,158)	(12.6)%	$(70,507)	(36.0)%	$(182,193)	(19.3)%	$(183,087)	(24.7)%
Acquisition-related deferred revenue adjustment(1)	4,582		—		—		4,582		—
Stock-based compensation(2)	9,015		11,367		10,296		43,409		45,720
Amortization of acquired intangible assets(3)	30,522		6,343		6,724		50,242		26,634
Acquisition and integration costs(4)	13,594		2,067		—		15,662		368
Acquisition-related inventory adjustments(5)	5,337		—		—		5,337		—
Restructuring and related(6)	13,384		198		35,247		15,142		35,247
Intangible asset impairment(7)	—		—		—		—		252
Non-GAAP as adjusted	$(34,304)	(10.2)%	$(5,183)	(2.6)%	$(18,240)	(9.3)%	$(47,819)	(5.0)%	$(74,866)	(10.1)%

Reconciliation of Net Loss:
U.S. GAAP as reported	$(130,527)		$(32,610)		$(73,985)		$(211,355)		$(194,506)
Acquisition-related deferred revenue adjustment(1)	4,582		—		—		4,582		—
Stock-based compensation(2)	9,015		11,367		10,296		43,409		45,720
Amortization of acquired intangible assets(3)	30,522		6,343		6,724		50,242		26,634

	Three Months Ended			Twelve Months Ended
	December 29, 2018	September 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Acquisition and integration costs(4)	13,594	4,567	—	18,160	257
Acquisition-related inventory adjustments(5)	5,337	—	—	5,337	—
Restructuring and related(6)	13,384	198	35,247	15,142	35,247
Accretion of financing lease obligation(8)	6,538	—	—	6,538	—
Intangible asset impairment(7)	—	—	—	—	252
Amortization of debt discount(9)	4,137	1,578	2,710	10,386	10,444
Gain on non-marketable equity investment(10)	—	(1,050)	—	(1,050)	—
Impairment of non-marketable equity investment(10)	850	4,260	1,890	5,110	1,890
Income tax effects(11)	(1,237)	(1,395)	(1,479)	(5,576)	(5,946)
Non-GAAP as adjusted	$(43,805)	$(6,742)	$(18,597)	$(59,075)	$(80,008)

Net Loss per Common Share - Basic and diluted:
U.S. GAAP as reported	$(0.75)	$(0.21)	$(0.50)	$(1.34)	$(1.32)
Non-GAAP as adjusted	$(0.25)	$(0.04)	$(0.12)	$(0.37)	$(0.54)

Weighted Average Shares Used in Computing Net Loss per Common Share - Basic and Diluted:	174,908	153,492	149,412	157,748	147,878
_____________________________

(1)	Business combination accounting principles require Infinera to write down to fair value its maintenance support contracts assumed in the Coriant acquisition. The revenue for these support contracts is deferred and typically recognized over a one-year period, so Infinera's GAAP revenue for the one year period after the acquisition will not reflect the full amount of revenue that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustment eliminates the effect of the deferred revenue write-down. Management believes these adjustments to the revenue from these support contracts are useful to investors as an additional means to reflect revenue trends of Infinera's business.

(2)
Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended			Twelve Months Ended
	December 29, 2018	September 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Cost of revenue	$543	$590	$728	$1,635	$3,065
Research and development	3,677	4,077	3,841	16,270	15,845
Sales and marketing	2,181	2,744	2,264	10,869	11,288
General and administration	1,537	2,578	2,345	9,649	10,776
	7,938	9,989	9,178	38,423	40,974
Cost of revenue - amortization from balance sheet*	1,077	1,378	1,118	4,986	4,746
Total stock-based compensation expense	$9,015	$11,367	$10,296	$43,409	$45,720
 _____________________________

*	Stock-based compensation expense deferred to inventory and deferred inventory costs in prior periods recognized in the current period.

(3)
Amortization of acquired intangible assets consists of developed technology, trade names, customer relationships and backlog acquired in connection with the Coriant acquisition, which closed during the fourth quarter of 2018. Amortization of acquired intangible assets also consists of amortization of developed technology, trade names and customer relationships acquired in connection with the Transmode AB acquisition, which closed during the third quarter of 2015. U.S. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP operating expenses, gross margin and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.

(4)
Acquisition and integration costs consist of legal, financial, employee-related costs and other professional fees incurred in connection with Infinera's acquisitions of Coriant and Transmode AB. These amounts have been adjusted in arriving at Infinera's non-GAAP results because management believes that these expenses are non-recurring, not indicative of ongoing operating performance and their exclusion provides a better indication of Infinera's underlying business performance.

(5)	Business combination accounting principles require Infinera to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to Infinera's cost of sales excludes the amortization of the acquisition-related step-up in carrying value for units sold in the quarter. Additionally, in connection with the Coriant acquisition, cost of sales excludes a one-time adjustment in inventory as a result of renegotiated supplier agreements that contained unusually higher than market pricing. Management believes these adjustments are useful to investors as an additional means to reflect ongoing cost of sales and gross margin trends of Infinera's business.

(6)
Restructuring and related costs are associated with Infinera's two restructuring initiatives implemented during the fourth quarter of 2018 and during the fourth quarter of 2017, as well as Coriant's historical restructuring plan associated with their early retirement plan. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.

(7)
Intangible asset impairment is associated with previously acquired intangibles, which Infinera has determined the carrying value will not be recoverable. Management has excluded the impact of this charge in arriving at Infinera's non-GAAP results because it is non-recurring, and management believes that these expenses are not indicative of ongoing operating performance.

(8)
Accretion of financing lease obligation included in interest expense relates to a failed sale-leaseback transaction executed by Coriant in the past and assumed by Infinera in the acquisition. Management believes that this adjustment is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.

(9)
Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. Accordingly, for GAAP purposes, Infinera is required to amortize as debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on the $402.5 million in aggregate principal amount of its 2.125% convertible debt issuance in September 2018 due September 2024, and the $150 million in aggregate principal amount of its 1.75% convertible debt issuance in May 2013 due June 2018, over the term of the respective notes. Interest expense has been excluded from Infinera's non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and provides a better indication of Infinera's underlying business performance.

(10)
Management has excluded the impairment charge and the gain on the sale related to non-marketable equity investments in arriving at Infinera's non-GAAP results because they are non-recurring, and management believes that these expenses are not indicative of ongoing operating performance.

(11)
The difference between the GAAP and non-GAAP tax provision is due to the net tax effects of the purchase accounting adjustments, acquisition-related costs and amortization of acquired intangible assets.

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	December 29, 2018	December 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$202,954	$116,345
Short-term investments	26,511	147,596
Short-term restricted cash	13,229	544
Accounts receivable, net of allowance for doubtful accounts of $1,219 in 2018 and $892 in 2017	329,682	126,152
Inventory	312,196	214,704
Prepaid expenses and other current assets	71,138	42,596
Total current assets	955,710	647,937
Property, plant and equipment, net	342,820	135,942
Intangible assets	235,647	92,188
Goodwill	228,571	195,615
Long-term investments	—	36,129
Long-term restricted cash	26,069	4,597
Other non-current assets	14,437	5,262
Total assets	$1,803,254	$1,117,670
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$190,159	$58,124
Accrued expenses	124,740	39,782
Accrued compensation and related benefits	71,146	45,751
Short-term debt, net	4,718	144,928
Accrued warranty	20,103	13,670
Deferred revenue	93,660	72,421
Total current liabilities	504,526	374,676
Long-term debt, net	266,929	—
Long-term financing lease obligation	195,045	—
Accrued warranty, non-current	20,918	17,239
Deferred revenue, non-current	29,153	22,502
Deferred tax liability	13,347	21,609
Other long-term liabilities	66,566	16,279
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized shares - 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value
Authorized shares - 500,000 as of December 29, 2018 and December 30, 2017
Issued and outstanding shares - 175,451 as of December 29, 2018 and 149,471 as of December 30, 2017	175	149
Additional paid-in capital	1,685,925	1,417,043
Accumulated other comprehensive income (loss)	(25,299)	6,254
Accumulated deficit	(954,031)	(758,081)
Total stockholders’ equity	706,770	665,365
Total liabilities and stockholders’ equity	$1,803,254	$1,117,670

Infinera Corporation
GAAP to Non-GAAP Reconciliation of Financial Outlook
(In millions, except percentages and per share data)
(Unaudited)

The following amounts represent the midpoint of the expected range:

Q1'19
Outlook
Reconciliation of Revenue:
U.S. GAAP	$308
Acquisition-related deferred revenue adjustment	2
Non-GAAP	$310

Reconciliation of Gross Margin:
U.S. GAAP	27%
Acquisition-related deferred revenue adjustment	1%
Amortization of acquired intangible assets	3%
Non-GAAP	31%

Reconciliation of Operating Expenses:
U.S. GAAP	$163
Stock-based compensation	(9)
Acquisition and integration costs	(8)
Restructuring and related	(1)
Amortization of acquired intangible assets	(7)
Non-GAAP	$138

Reconciliation of Operating Margin:
U.S. GAAP	(26)%
Acquisition-related deferred revenue adjustment	1%
Stock-based compensation	3%
Acquisition and integration costs	3%
Amortization of acquired intangible assets	5%
Non-GAAP	(14)%

Reconciliation of Net Loss per Common Share:
U.S. GAAP	$(0.51)
Acquisition-related deferred revenue adjustment	0.01
Stock-based compensation	0.06
Acquisition and integration costs	0.05
Restructuring and related	0.01
Amortization of acquired intangible assets	0.09
Amortization of debt discount	0.02
Non-GAAP	$(0.27)